INTERSTATE POWER AND LIGHT COMPANY
RATIO OF EARNINGS TO FIXED CHARGES

                                                                      Exhibit 12


                                      Six Months Ended June 30,                     Years Ended December 31,
                                      -------------------------  --------------------------------------------------------
                                           2003        2002         2002        2001       2000        1999       1998
                                      -------------------------  --------------------------------------------------------
                                                                        (Dollars in thousands)

Net income                                $32,829     $28,676      $90,877     $98,066   $103,127     $97,292    $80,667
Income taxes                               21,518      16,764       62,294      52,967     65,020      69,291     52,587
                                      -------------------------  --------------------------------------------------------
Income before income taxes                 54,347      45,440      153,171     151,033    168,147     166,583    133,254
                                      -------------------------  --------------------------------------------------------

Interest expense                           34,174      32,992       67,458      68,149     67,234      66,973     67,180
Estimated interest component of
  rent expense                              1,879       2,305        4,394       4,923      5,530       4,539      4,588
                                      -------------------------  --------------------------------------------------------
Fixed charges as defined                   36,053      35,297       71,852      73,072     72,764      71,512     71,768
                                      -------------------------  --------------------------------------------------------

Earnings as defined                       $90,400     $80,737     $225,023    $224,105   $240,911    $238,095   $205,022
                                      =========================  ========================================================

Ratio of Earnings to Fixed Charges           2.51        2.29         3.13        3.07       3.31        3.33       2.86
                                      =========================  ========================================================